                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                              FORM 8-K/A


                            Current Report
                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



           Date of Report (Date of Earliest Event Reported):
                            August 10, 1998




                          FACTUAL DATA CORP.
        (Exact name of registrant as specified in its charter)



      Colorado              0-24205            84-1449911
     (State of         (Commission File     (I.R.S. Employer
   Incorporation)            No.)           Identification No.)


                         5200 Hahns Peak Drive
                       Loveland, Colorado 80538
               (Address of principal executive offices)

                            (970) 663-5700
         (Registrant's telephone number, including area code)

ITEM 7.    Financial Statements and Exhibits

     (a) The registrant is filing the required financial statements in connection with its acquisitions of Heritage Credit Reporting, Inc. on August 11, 1998, American Credit Connection, Inc, on August 10, 1998, and FD Northwest, Inc. on August 10, 1998 on this amendment to Form 8-K.

     (b) The registrant is also filing the required pro forma information in connection with the acquisitions described in Item 7(a) above on this amendment to Form 8-K.

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FACTUAL DATA CORPORATION


Date: October 9, 1998               By:   /s/  Jerald H. Donnan
                                          Jerald H. Donnan,
                                          Chief Executive Officer

                    HERITAGE CREDIT REPORTING, INC.

                         FINANCIAL STATEMENTS
                           DECEMBER 31, 1997

                    HERITAGE CREDIT REPORTING, INC.




                           TABLE OF CONTENTS




Independent Auditors' Report......................................F - 1

Financial Statements

    Balance Sheets................................................F - 2

    Statements of Operations......................................F - 3

    Statement of Changes in Stockholders' Equity..................F - 4

    Statements of Cash Flows......................................F - 5

Notes to Financial Statements.....................................F - 7

                     INDEPENDENT AUDITORS' REPORT




To the Board of Directors and Stockholders
Heritage Credit Reporting, Inc.
Palatine, Illinois


We have audited the accompanying balance sheet of Heritage Credit Reporting, Inc. as of December 31, 1997, and the related statements of operations, changes in stockholders' equity and cash flows for each of the years in the two year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Heritage Credit Reporting, Inc. as of December 31, 1997 and the results of their operations and their cash flows for each of the years in the two year period ended December 31, 1997, in conformity with generally accepted accounting principles.




                                /s/ Ehrhardt Keefe Steiner & Hottman PC
                                    Ehrhardt Keefe Steiner & Hottman PC
August 21, 1998
Denver, Colorado

                    HERITAGE CREDIT REPORTING, INC.

                            BALANCE SHEETS


                                                   December 31,      June 30,
                                                       1997            1998
                                                   ------------    ------------
                                                                    (Unaudited)
                                ASSETS (NOTE 4)
Current assets
  Cash ...........................................       $ 73,188       $189,919
  Accounts receivable (net of allowance for
   doubtful accounts of $5,000 (1997) and ........        383,516        536,334
   $35,000 (1998)
  Other current assets ...........................          1,209            270
                                                         --------       --------
     Total current assets ........................        457,913        726,523
                                                         --------       --------

Property and equipment, net (Note 2) .............        103,458         81,363

Other assets
  Intangible assets (net of accumulated
   amortization of $9,188 (1997) and $9,802
   (1998).........................................         39,813         39,199
  Deposits and other .............................          8,362          8,362
                                                         --------       --------
     Total other assets ..........................         48,175         47,561
                                                         --------       --------

                                                         $609,546       $855,447
                                                         ========       ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Line-of-credit (Note 4) ........................       $ 23,000       $   --
  Current portion of long-term debt (Note 4) .....        101,378         70,470
  Advances from stockholders (Note 3) ............         74,037         35,542
  Accounts payable ...............................        217,741        193,783
  Accrued payroll and taxes ......................         48,437         57,569
  Other current liabilities ......................         11,796         32,395
                                                         --------       --------
     Total current liabilities ...................        476,389        389,759
                                                         --------       --------

Commitments (Notes 5 and 6)

Stockholders' equity
  Common stock, no par value, 10,000 shares
   authorized, 1,000 shares issued and ...........         25,000         25,000
   outstanding in 1997 and 1998
  Retained earnings ..............................        108,157        440,688
                                                         --------       --------
     Total stockholders' equity ..................        133,157        465,688
                                                         --------       --------

                                                         $609,546       $855,447
                                                         ========       ========

                       See notes to financial statements.

                    HERITAGE CREDIT REPORTING, INC.

                       STATEMENTS OF OPERATIONS


                                                                 For the Year Ended                     For the Six Months Ended
                                                                    December 31,                                June 30,
                                                         --------------------------------          ---------------------------------
                                                            1996                  1997                 1997                 1998
                                                         -----------          -----------          -----------          ------------
                                                                                                             (Unaudited)
Revenue ........................................         $ 2,782,592          $3,036,155            $1,398,780            $2,050,888
                                                         -----------          -----------          -----------          -----------

Operating Expenses
  Costs of services provided ...................           1,596,349            1,751,926              841,942            1,080,420
  Sales and marketing ..........................             497,150              441,219              228,579              197,473
 General and administrative ....................             802,217              668,333              335,566              440,651
                                                         -----------          -----------          -----------          -----------
     Total operating expenses ..................           2,895,716            2,861,478            1,406,087            1,718,544
                                                         -----------          -----------          -----------          -----------

Income (loss) from operations ..................            (113,124)             174,677               (7,307)             332,344

Other income (expense)
  Other income (expense) .......................                (572)                --                   --                  1,933
  Interest expense .............................             (13,769)             (10,085)              (5,526)              (1,746)
                                                         -----------          -----------          -----------          -----------

Net income (loss) ..............................            (127,465)             164,592              (12,833)             332,531

Pro forma adjustment -
 provision for income taxes ....................             (43,338)              55,961               (4,363)             113,060
                                                         -----------          -----------          -----------          -----------
 (Note 1)

Pro forma net (loss) income ....................         $   (84,127)         $   108,631          $    (8,470)         $   219,471
                                                         ===========          ===========          ===========          ===========

Pro forma basic (loss) earnings ................         $    (84.13)         $   (108.63)         $     (8.47)         $    219.47
                                                         ===========          ===========          ===========          ===========
 per share

Weighted average number of
 shares outstanding ............................               1,000                1,000                1,000                1,000
                                                         ===========          ===========          ===========          ===========


                       See notes to financial statements.

                    HERITAGE CREDIT REPORTING, INC.

             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
            FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                  AND THE PERIOD ENDED JUNE 30, 1998


                                                                            Total
                                                            Retained    Stockholders'
                                             Common         Earnings       Equity
                                              STOCK        (Deficit)      (Deficit)
                                            ----------    -----------  ----------------


Balance at December 31, 1995 ...........     $  25,000     $  71,030      $  96,030

Net loss for the year ended
 December 31, 1996......................          --        (127,465)      (127,465)
                                             ---------     ---------      ---------

Balance at December 31, 1996 ...........        25,000       (56,435)       (31,435)

Net income for the year ended
 December 31, 1997......................          --         164,592        164,592
                                             ---------     ---------      ---------

Balance at December 31, 1997 ...........        25,000       108,157        133,157

Net income for the six months ended June
 30, 1998 (unaudited) ..................          --         332,531        332,531
                                             ---------     ---------      ---------

Balance at June 30, 1998 (unaudited) ...     $  25,000     $ 440,688      $ 465,688
                                             =========     =========      =========



                       See notes to financial statements.

                    HERITAGE CREDIT REPORTING, INC.

                       STATEMENTS OF CASH FLOWS


                                                  For the Years Ended         For the Six Months Ended
                                                      December 31,                    June 30,
                                              -------------------------     ---------------------------
                                                 1996           1997           1997            1998
                                              ----------      ---------     -----------     -----------

Cash flows from operating
 activities
  Net income (loss) ......................     $(127,465)     $ 164,592      $ (12,833)     $ 332,531
                                              ----------      ---------      ---------      ---------
  Adjustments to reconcile net
   income (loss) to net cash
   provided by operating
   activities
    Allowance for doubtful
     accounts.............................           --            5,000          5,000         30,000
    Depreciation and
     amortization........................         32,791          26,136         11,504         21,622
    Loss on disposal of assets ...........         7,579            --             --            1,087
    Changes in operating assets
     and liabilities
      Accounts receivable ................        41,846        (137,133)      (127,070)      (182,818)
      Other assets .......................        (3,157)            291          1,501            939
      Accounts payable ...................       149,002          (1,739)       129,320        (23,958)
      Accrued payroll and payroll taxes...         2,088          11,074         12,009          9,132
      Accrued expenses ...................          (917)         10,682           --           20,599
                                               ---------       ---------      ---------      ---------
                                                 229,232         (85,689)        32,264       (123,397)
                                               ---------       ---------      ---------      ---------
        Net cash provided by
        operating activities .............       101,767          78,903         19,431        209,134
                                               ---------       ---------      ---------      ---------

Cash flows from investing
 activities
  Purchase of property and equipment......       (16,979)           --             --             --
                                               ---------       ---------      ---------      ---------
        Net cash used by
        investing activities .............       (16,979)          --             --             --
                                                ---------      ---------      ---------      ---------

Cash flows from financing
 activities
  Line-of-credit, net ....................         8,000        (35,000)          --          (23,000)
  Principal payments on
    long-term debt........................       (37,114)       (37,121)       (18,350)       (30,908)
  Advances from stockholders, net.........       (16,791)        25,644         26,859        (38,495)
                                               ---------      ---------      ---------      ---------
        Net cash (used)
         provided by financing activities.       (45,905)       (46,477)         8,509        (92,403)
                                               ---------      ---------      ---------      ---------

Net increase in cash .....................        38,883         32,426         27,940        116,731

Cash, at beginning of period .............         1,879         40,762         40,762         73,188
                                               ---------      ---------      ---------      ---------

Cash, at end of period ...................     $  40,762      $  73,188      $  68,702      $ 189,919
                                               =========      =========      =========      =========

Continued on following page.

                       See notes to financial statements.

                    HERITAGE CREDIT REPORTING, INC.

                   COMBINED STATEMENTS OF CASH FLOWS


Continued from previous page.


Supplemental disclosure of cash flow information:

      Interest paid on borrowings for the years ended December 31, 1997 and 1996 was $10,085 and $13,769, respectively.

Supplemental disclosure of non-cash investing and financing activities:

      During December 1997, the Company purchased computer equipment by issuing notes payable totaling $70,470.


                       See notes to financial statements.

                    HERITAGE CREDIT REPORTING, INC.

                     NOTES TO FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Heritage Credit Reporting, Inc. was incorporated in the state of Illinois in 1985. The Company was established for the purpose of providing information services, nationally, to financial lending institutions primarily in the mortgage lending industry.

ACCOUNTS RECEIVABLE

In the normal course of business, the Company extends unsecured credit to virtually all of its customers related to providing information services. The Company's customers are located primarily in the Chicago area.

Because of the credit risks involved, management has provided an allowance for doubtful accounts of $5,000 and $35,000 at December 31, 1997 and June 30, 1998 (unaudited), respectively, which reflects its opinion of amounts which will eventually become uncollectible. In the event of complete nonperformance by the Company's customers, the maximum exposure to the Company is the outstanding accounts receivable balance at the date of non-performance.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the accelerated method based on the estimated useful lives of the assets which range from three to fifteen years.

INTANGIBLE ASSETS

Intangible assets are stated at cost and consist of goodwill. Goodwill is amortized using accelerated methods over forty years.

ADVERTISING COSTS

Advertising costs are expensed as incurred.

INCOME TAXES

The Company has elected to be taxed under Subchapter S of the Internal Revenue Code. Under these provisions, the Company is not subject to income taxes as a separate entity. Income or loss of the Company is required to be included in the income tax returns of the stockholders.

                    HERITAGE CREDIT REPORTING, INC.

                     NOTES TO FINANCIAL STATEMENTS


 NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(CONTINUED)

INCOME TAXES (CONTINUED)

Included in the statement of operations are pro forma income tax adjustments computed using the statutory rates in effect, which represent the federal and state tax provisions that would have been required had the Company been taxed as a C-corporation. The Company's effective statutory rate based on pretax income was 34% for both the years ended December 31, 1997 and 1996 and the unaudited six months ended June 30, 1998 and 1997.

VALUATION OF LONG-LIVED ASSETS

The Company assesses valuation of long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of. The Company periodically evaluates the carrying value of long-lived assets to be held and used, including goodwill and other intangible assets, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of financial instruments including cash, designated cash, receivables, prepaid expenses, accounts payable and accrued expenses approximate their fair values as of December 31, 1997 and June 30, 1998 (unaudited) because of the relatively short maturity of these instruments.

                    HERITAGE CREDIT REPORTING, INC.

                     NOTES TO FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

The carrying amounts of notes payable and debt outstanding also approximate their fair values as of December 31, 1997 because interest rates on these instruments approximate the interest rate on debt with similar terms available to the Company.

BASIC EARNINGS (LOSS) PER COMMON SHARE

The Company computes earnings (loss) per share in accordance with Statement of Financial Accounting Standard No. 128. The Company has presented only basic loss per share as the Company has no dilutive potential common shares. Basic earnings
(loss) per share has been computed based on the weighted average number of shares outstanding.


NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:
                                                 December 31,         June 30,
                                                     1997               1998
                                                 -----------         -----------
                                                                     (Unaudited)

Computer equipment and software ..........         $ 193,842          $ 192,755
Furniture and fixtures ...................            67,563             67,563
Vehicles .................................            36,422             36,422
                                                   ---------          ---------
                                                     297,827            296,740
  Less accumulated depreciation ..........          (194,369)          (215,377)
                                                   ---------          ---------

                                                   $ 103,458          $  81,363
                                                   =========          =========


NOTE 3 - ADVANCES FROM STOCKHOLDERS

The advances from stockholders represent the stockholders' personal funds advanced to Heritage to be used for working capital as needed. The balance of the advances was $74,037 and $35,542 at December 31, 1997 and June 30, 1998 (unaudited), respectively.

                    HERITAGE CREDIT REPORTING, INC.

                     NOTES TO FINANCIAL STATEMENTS


NOTE 4 - NOTES PAYABLE

LINE-OF-CREDIT

The Company maintains a $100,000 line-of-credit with a bank of which $23,000 and $0 was outstanding at December 31, 1997 and June 30, 1998 (unaudited), respectively. The line-of-credit expires on May 31, 1998. The line accrues interest at the bank's prime rate plus .75% (9.25% at December 31, 1997). The line is collateralized by substantially all the assets of the Company's affiliate and is personally guaranteed by officers of the Company.

LONG-TERM OBLIGATIONS

Long-term debt obligations consist of the following:
                                                December 31,      June 30,
                                                      1997            1998
                                                                (unaudited)
Note  payable  to  a  financial  institution,
 monthly  principal and interest  payments of
 $961  through  December  1998.  Interest  at
 9.5%.   The   note  is   collateralized   by
 virtually  all  assets of the  Company.  The
 note payable was fully repaid during 1998......   $ 11,114        $    --

Note  payable  to  a  financial  institution,
 monthly  payments of $2,250  principal  plus
 interest.   Interest   at  .75%   plus   the
 reference  rate (9.25% at December  31, 1997
 and June 30,  1998).  The note  payable  was
 fully repaid during 1998.......................     19,794             --

Unsecured  note  payable  to  a  corporation.
 Note is due on demand and  carries  interest
 at 8%.  The  note  was  forgiven  in 1998 in
 conjunction   with  the  sale  of  operating
 assets as described in Note 6..................     70,470          70,470
                                                   --------        --------
                                                    101,378          70,470
 Less current portion                              (101,378)        (70,470)
                                                   --------        --------

                                                   $     -         $     -
                                                   ========        ========

                    HERITAGE CREDIT REPORTING, INC.

                     NOTES TO FINANCIAL STATEMENTS


NOTE 5 - COMMITMENTS

OPERATING LEASES

The Company leases office space for its corporate location under an operating lease agreements which provide for the payment of rent totaling approximately $8,600 per month. Rent expense under these operating leases, totaled $99,496 and $91,999 during the years ended December 31, 1997 and 1996, respectively. Rent expense under operating leases totaled $47,287 and $42,884 for the six months ended June 30, 1998 and 1997, respectively (unaudited).

Future minimum annual lease payments are as follows:

      YEAR ENDED DECEMBER 31,

             1998                                $ 28,955
             1999                                  30,083
                                                 --------

                                                 $ 59,038
                                                 ========


NOTE 6 - 401(K) PLAN

The Company maintains a profit sharing plan and trust under section 401(k) of the Internal Revenue Code. All employees of age 21 or older who complete 1,000 hours a year are eligible for the plan. Employees have an option to contribute compensation up to the ceiling set by the Internal Revenue Service ($10,000 1997 and 1998). Employer matches $.50 on the dollar up to 2% of the employees salary. Contributions for the year ended December 31, 1997 were $4,174 and $3,164 for the six months ended June 30, 1998 (unaudited).

                            AMERICAN CREDIT
                           CONNECTION, INC.

                         FINANCIAL STATEMENTS
                          FOR THE YEARS ENDED
                      DECEMBER 31, 1997 AND 1996

                   AMERICAN CREDIT CONNECTION, INC.




                           TABLE OF CONTENTS




Independent Auditors' Report......................................F - 1

Financial Statements

    Balance Sheets................................................F - 2

    Statements of Operations......................................F - 3

    Statement of Changes in Stockholders' Equity..................F - 4

    Statements of Cash Flows......................................F - 5

Notes to Financial Statements.....................................F - 6

                     INDEPENDENT AUDITORS' REPORT




To the Board of Directors and Stockholders
American Credit Connection, Inc.
Rolling Meadows, Illinois

We have audited the accompanying balance sheet of American Credit Connection, Inc. as of December 31, 1997, and the related statements of operations, changes in stockholders' equity and cash flows for each of the years in the two year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Credit Connection, Inc. as of December 31, 1997 and the results of their operations and their cash flows for each of the years in the two year period ended December 31, 1997, in conformity with generally accepted accounting principles.





                                /s/ Ehrhardt Keefe Steiner & Hottman PC
                                    Ehrhardt Keefe Steiner & Hottman PC
August 7, 1998
Denver, Colorado

                       AMERICAN CREDIT CONNECTION, INC.

                                 BALANCE SHEETS


                                                      DECEMBER 31,     JUNE 30,
                                                          1997           1998
                                                      -----------    -----------
                                                                     (Unaudited)
                               ASSETS

Current assets
  Cash and cash equivalents ......................       $   --         $ 46,424
  Accounts receivable ............................        226,722        266,869
  Other receivables ..............................          1,355          1,405
                                                         --------       --------
     Total current assets ........................        228,077        314,698

Property and equipment (Note 2) ..................         36,116         28,085

Other assets
  Deposits .......................................          3,146          3,146
                                                         --------       --------
     Total other assets ..........................          3,146          3,146
                                                         --------       --------

                                                         $267,339       $345,929
                                                         ========       ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Checks written in excess of bank balance .......       $ 55,136       $   --
  Advances from stockholders (Note 4) ............          7,500           --
  Line-of-credit (Note 3) ........................         40,000         30,000
  Accounts payable ...............................         34,096         84,497
  Accrued payroll, payroll taxes and expenses ....         19,429         21,229
  Income taxes payable ...........................           --           33,699
                                                         --------       --------
     Total current liabilities ...................        156,161        169,425
                                                         --------       --------

Commitments (Note 5)

Stockholders' equity
  Capital stock, no par value, 10,000 shares
   authorized, 562.5 shares issued and
   outstanding in 1997 and 1998 ..................            563            563
  Retained earnings ..............................        110,615        175,941
                                                         --------       --------
     Total stockholders' equity ..................        111,178        176,504
                                                         --------       --------

                                                         $267,339       $345,929
                                                         ========       ========


                  See notes to financial statements.

                   AMERICAN CREDIT CONNECTION, INC.

                       STATEMENTS OF OPERATIONS


                                         For the Year Ended             For the Six Months Ended
                                             December 31,                       June 30,
                                    ---------------------------       ----------------------------
                                       1996              1997             1997              1998
                                    -----------      ----------       -----------      -----------

Revenue
  Information services ........     $   967,214       $1,134,588      $503,801         $   874,922
                                    -----------      -----------      -----------      -----------

Operating Expenses
  Costs of services provided ..         382,390          483,462          208,199          387,786
  Selling, general and
   administrative..............         568,997          685,006          325,279          385,915
                                    -----------      -----------      -----------      -----------
     Total operating expenses .         951,387        1,168,468          533,478          773,701
                                    -----------      -----------      -----------      -----------

Income (loss) from operations .          15,827          (33,880)         (29,677)         101,221

Other income (expense)
  Other income ................             911            5,100              130              325
  Interest expense ............          (1,211)          (2,482)            (618)          (2,521)
  Other expenses ..............          (7,535)            (167)            --               --
                                    -----------      -----------      -----------      -----------
     Total other income........          (7,835)           2,451             (488)          (2,196)
                                    -----------      -----------      -----------      -----------
(expense)

Income (loss) before income
 taxes.........................           7,992          (31,429)         (30,165)          99,025

Provision for income taxes ....           2,717          (10,686)         (10,256)          33,699
                                    -----------      -----------      -----------      -----------

Net income (loss) .............     $     5,275      $   (20,743)     $   (19,909)     $    65,326
                                    ===========      ===========      ===========      ===========

Basic earnings (loss)
 per share.....................     $      9.37      $    (36.85)     $    (35.37)     $    116.04
                                    ===========      ===========      ===========      ===========

Weighted average number of
 shares outstanding ...........             563              563              563              563
                                    ===========      ===========      ===========      ===========



                  See notes to financial statements.

                                    AMERICAN CREDIT CONNECTION, INC.

                              STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY



                                                                        Common Stock                                        Total
                                                                ----------------------------           Retained        Stockholders'
                                                                 Shares              Amount            Earnings            Equity
                                                                ---------          ---------          ---------           ----------
Balance - December 31, 1995 ..........................                563          $     563          $ 126,083           $ 126,646

Net income for the year ..............................               --                 --                5,275               5,275
                                                                ---------          ---------          ---------           ---------

Balance - December 31, 1996 ..........................                563                563            131,358             131,921

Net loss for the year ................................               --                 --              (20,743)            (20,743)
                                                                ---------          ---------          ---------           ---------

Balance - December 31, 1997 ..........................                563                563            110,615             111,178

Net income for the period (unaudited) ................               --                 --               65,326              65,326
                                                                ---------          ---------          ---------           ---------

Balance - June 30, 1998 (unaudited) ..................                563          $     563          $ 175,941           $ 176,504
                                                                =========          =========          =========           =========



                                   See notes to financial statements.

                                    AMERICAN CREDIT CONNECTION, INC.

                                        STATEMENTS OF CASH FLOWS


                                        For the Year Ended         For the Six Months Ended
                                           December 31,                     June 30,
                                     ------------------------      ------------------------
                                       1996           1997           1997             1998
                                     ---------      ---------      ---------      ---------
                                                                           (Unaudited)
Cash flows from operating
 activities
  Net income (loss) ............     $   5,275      $ (20,743)     $ (19,909)     $  65,326
                                     ---------      ---------      ---------      ---------
  Adjustments to reconcile net
   income to net cash provided
   by operating activities
    Depreciation ...............        17,754         23,078         11,539          8,031
    Deferred income taxes ......         2,717        (10,686)       (10,256)          --
    Changes in operating assets
     and liabilities
     Accounts receivable, net ..       (55,472)       (23,499)        14,267        (40,197)
     Accounts payable ..........        11,252         22,844         22,278         50,401
     Accrued payroll, payroll
      taxes and expenses .......         3,136         (2,338)         9,314          1,800
     Income taxes payable ......          --             --             --           33,699
                                      ---------      ---------      ---------      ---------
                                       (20,613)         9,399         47,142         53,734
                                      ---------      ---------      ---------      ---------
      Net cash provided by
       operating activities ....       (15,338)       (11,344)        27,233        119,060
                                      ---------      ---------      ---------      ---------

Cash flows from investing
 activities
  Capital expenditures .........        (2,607)       (39,832)       (31,884)          --
                                      ---------      ---------      ---------      ---------
      Net cash used in
       investing activities.....        (2,607)       (39,832)       (31,884)          --
                                      ---------      ---------      ---------      ---------

Cash flows from financing
 activities
  Repayment to stockholders ....        (9,000)        (3,500)        (3,000)        (7,500)
  Net borrowings on
   on line-of-credit............          --           40,000         30,000        (10,000)
  Change in checks written in
   excess of bank balance ......        26,945         14,676        (22,349)       (55,136)
                                     ---------      ---------      ---------      ---------
      Net cash used in
       financing activities.....        17,945         51,176          4,651        (72,636)
                                     ---------      ---------      ---------      ---------

Net increase  (decrease) in cash
 and cash equivalents ..........          --             --             --           46,424

Cash  and cash  equivalents,  at
 beginning of period ...........          --             --             --             --
                                     ---------      ---------      ---------      ---------

Cash  and cash  equivalents,
 at end of period...............     $    --        $    --        $    --        $  46,424
                                     =========      =========      =========      =========

Supplemental disclosure of cash flow information:

     Interest paid during the years ended December 31, 1996 and 1997 was $10 and $1,793, respectively.

     Interest paid for the unaudited six months ended June 30, 1997 and 1998 was $234 and $5,752, respectively.

                                   See notes to financial statements.

                        AMERICAN CREDIT CONNECTION, INC.

                         NOTES TO FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

American Credit Connection, Inc. (ACC) was incorporated in the state of Illinois in 1991. The Company was established for the purpose of providing information services to financial lending institutions primarily in the mortgage lending industry and employment screening services under the licensed name of EMPFacts(TM) from Factual Data Corp., in the Northern Illinois area.

ACCOUNTS RECEIVABLE

In the normal course of business, the Company extends unsecured credit to virtually all of its customers for information services. The Company's customers are located primarily in the Northern Illinois area.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets which range from five to seven years.

ADVERTISING COSTS

All advertising costs are expensed as incurred.

INCOME TAXES

Deferred income taxes result from temporary differences. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years.

The Company's temporary differences consist of depreciation on property and equipment, accrual to cash adjustments and net operating loss carryforwards. At December 31, 1997, the Company had net operating loss carryforwards available to offset future taxable income of approximately $36,000 which expire through 2012.

BASIC EARNINGS (LOSS) PER COMMON SHARE

The company computes earnings (loss) per share in accordance with Statements of Financial Accounting Standards No. 128. The Company has presented only basic earnings (loss) per share as the Company has no potential dilutive securities. Basic easy loss per share has been computed based on the weighted average numbers of shares outstanding.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of financial instruments including receivables, accounts payable, accrued expenses, and advances from shareholders approximate their fair values as of December 31, 1997 and June 30, 1998, respectively, because of the relatively short maturity of these instruments.


NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:
                                              December 31,      June 30,
                                                  1997            1998
                                               ----------       ----------

                                                               (Unaudited)

    Furniture and fixtures                     $   25,045       $  25,045
    Leasehold improvements                          6,843           6,843
    Computer equipment and software               114,426         114,426
                                               ----------       ---------
                                                  146,314         146,314
       Less accumulated depreciation             (110,198)       (118,229)
                                               ----------       ---------

                                               $   36,116       $  28,085
                                               ==========       =========


NOTE 3 - LINE-OF-CREDIT

The Company maintains a $100,000 line-of-credit from a bank which provides for interest at 1% over prime, payable monthly with principal due on demand. The line-of-credit is personally guaranteed by the stockholders of the Company and had an outstanding balance at December 31, 1997 and June 30, 1998 (unaudited) of $40,000 and $30,000, respectively.

NOTE 4 - ADVANCES FROM STOCKHOLDERS

The advances from stockholders represent the stockholders' personal funds advanced to ACC to be used for working capital as needed. The balance of the advances was $7,500 at December 31, 1997, with the full balance being repaid in 1998.


NOTE 5 - COMMITMENTS

The Company renewed a lease agreement for its office space on March 14, 1997. The lease expires November 30, 2002 and the Company is currently paying $4,448 per month. The Company also has various office equipment leases with maturities through November 1999.

Future minimum rental payments under the lease commitments are as follows:

    FISCAL YEAR

      1998                                      $ 53,417
      1999                                        58,392
      2000                                        55,925
      2001                                        57,591
      2002                                        53,435
                                                --------

                                                $278,760
                                                ========

Rent expense was $24,534, $37,880, $16,744 and $24,898 for the years ended December 31, 1996 and 1997 and the unaudited six month periods ended June 30, 1997 and 1998, respectively.

                                  FACTUAL DATA
                                 NORTHWEST, INC.

                              FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

                          FACTUAL DATA NORTHWEST, INC.




                                TABLE OF CONTENTS




Independent Auditors' Report......................................F - 1

Financial Statements

    Balance Sheets................................................F - 2

    Statements of Income..........................................F - 3

    Statement of Changes in Stockholders' Equity..................F - 4

    Statements of Cash Flows......................................F - 5

Notes to Financial Statements.....................................F - 6

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders
Factual Data Northwest, Inc.
Seattle, Washington

We have audited the accompanying balance sheet of Factual Data Northwest, Inc. as of December 31, 1997, and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Factual Data Northwest, Inc. as of December 31, 1997 and the results of their operations and their cash flows the year then ended, in conformity with generally accepted accounting principles.





                                /s/ Ehrhardt Keefe Steiner & Hottman PC
                                    Ehrhardt Keefe Steiner & Hottman PC
August 21, 1998
Denver, Colorado

                          FACTUAL DATA NORTHWEST, INC.

                                 BALANCE SHEETS


                                                     December 31,       June 30,
                                                         1997             1998
                                                     -----------     -----------
                                                                     (Unaudited)
                                     ASSETS
Current assets
  Cash and cash equivalents ....................      $  17,696       $  33,241
  Accounts receivable ..........................         52,069          67,971
                                                      ---------       ---------
     Total current assets ......................         69,765         101,212

Property and equipment, net (Note 2) ...........         43,223          37,645

Other assets
  Intangible assets, net (Note 3) ..............         39,489          34,575
  Deposits .....................................          1,158           1,158
                                                      ---------       ---------
     Total other assets ........................         40,647          35,733
                                                      ---------       ---------

                                                      $ 153,635       $ 174,590
                                                      =========       =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Advances from stockholders (Note 4) ..........      $ 104,265       $ 104,265
  Accounts payable .............................         22,922          27,819
  Accrued payroll and payroll taxes ............          7,944          11,342
  Sales taxes ..................................          3,851           3,283
  Royalty interests (Note 5) ...................          9,794           6,893
                                                      ---------       ---------
     Total current liabilities .................        148,776         153,602

Commitments (Notes 5 and 6)

Stockholders' equity
  Common stock, $1.00 par value, 25,000
   shares authorized, issued and outstanding ...         25,000          25,000
  Additional paid-in capital ...................         50,000          50,000
  Retained (deficit) ...........................        (70,141)        (54,012)
                                                      ---------       ---------
     Total stockholders' equity ................          4,859          20,988
                                                      ---------       ---------

                                                      $ 153,635       $ 174,590
                                                      =========       =========


                       See notes to financial statements.

                          FACTUAL DATA NORTHWEST, INC.

                            STATEMENTS OF OPERATIONS


                                                         For the Year      For the Six Months Ended
                                                             Ended                  June 30,
                                                          December 31,     -------------------------
                                                              1997            1997            1998
                                                           ---------       ---------       ---------
                                                                                  (Unaudited)
Revenue
  Information services ..............................      $ 526,507       $ 247,422       $ 359,051
                                                           ---------       ---------       ---------

Operating Expenses
  Costs of services .................................        308,069         151,428         200,845
 Selling, general and administrative ................        234,449          99,031         136,460
                                                           ---------       ---------       ---------
     Total operating expenses .......................        542,518         250,459         337,305
                                                           ---------       ---------       ---------

Income (loss) from operations .......................        (16,011)         (3,037)         21,746

Other income (expense)
  Interest expense, net .............................        (10,953)         (5,443)         (5,617)
                                                           ---------       ---------       ---------

Net (loss) income ...................................        (26,964)         (8,480)         16,129

Pro  forma  adjustment  - provision for income
 taxes (Note 1)......................................         (9,168)         (2,883)          5,484
                                                            ---------       ---------       ---------

Pro forma net (loss) income .........................      $ (17,796)      $  (5,597)      $  10,645
                                                           =========       =========       =========

Pro forma basic (loss) earnings per share ...........      $    (.71)      $    (.22)      $     .43
                                                           =========       =========       =========

Weighted average number of shares outstanding........         25,000          25,000          25,000
                                                           =========       =========       =========



                                   See notes to financial statements.

                                      FACTUAL DATA NORTHWEST, INC.

                              STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                                        Common Stock                       Total
                                     -------------------    Retained   Stockholders'
                                      Shares     Amount     (Deficit)     Equity
                                     --------   --------    ---------    --------
Balance - December 31, 1996 ....      25,000     $75,000    $(43,177)    $ 31,823

Net loss for the year ..........        --          --       (26,964)     (26,964)
                                     -------     -------     --------    ---------

Balance - December 31, 1997 ....      25,000      75,000     (70,141)       4,859

Net income for the six months
 ended June 30, 1998
 (unaudited)....................        --          --        16,129       16,129
                                     -------     -------     -------     ---------

Balance - June 30, 1998
 (unaudited) ...................      25,000     $75,000    $(54,012)    $ 20,988
                                     =======     =======     =======     ========


                                   See notes to financial statements.

                                      FACTUAL DATA NORTHWEST, INC.

                                        STATEMENTS OF CASH FLOWS


                                                                   For the Year      For the Six Months Ended
                                                                       Ended                  June 30,
                                                                    December 31,     -------------------------
                                                                       1997            1997            1998
                                                                      ---------      ---------       ---------
                                                                                            (Unaudited)


Cash flows from operating activities
  Net (loss) income .........................................         $(26,964)         $ (8,480)         $ 16,129
                                                                      --------          --------          --------
  Adjustments to reconcile net (loss)
   income to net cash provided by
   operating activities
   Depreciation and amortization ............................           40,404            22,219            16,976
   Changes in operating assets and
    liabilities
    Accounts receivable .....................................            1,272           (10,658)          (15,902)
    Accounts payable ........................................            7,324             2,034             4,897
    Accrued  payroll, payroll taxes and sales tax............            1,280               972             2,830
                                                                      --------          --------          --------
                                                                        50,280            14,567             8,801
                                                                      --------          --------          --------
      Net cash provided by operating activities..............           23,316             6,087            24,930
                                                                      --------          --------          --------

Cash flows from investing activities
  Capital expenditures ......................................          (11,065)           (1,684)           (6,484)
                                                                      --------          --------          --------
      Net cash used in investing activities .................          (11,065)           (1,684)           (6,484)
                                                                      --------          --------          --------

Cash flows from financing activities
  Repayments to royalty interest holders ....................           (5,520)           (2,623)           (2,901)
                                                                      --------          --------          --------
      Net cash used in financing activities .................           (5,520)           (2,623)           (2,901)
                                                                      --------          --------          --------

Net increase in cash and cash equivalents ...................            6,731             1,780            15,545

Cash and cash equivalents, at beginning of period............           10,965            10,965            17,696
                                                                      --------          --------          --------

Cash and cash equivalents, at end of period .................         $ 17,696          $ 12,745          $ 33,241
                                                                      ========          ========          ========


Supplemental  disclosure  of cash flow  information:
     Interest paid for the year ended December 31, 1997 was $11,031.

     Interest paid for the six months ended June 30, 1997 and 1998 was $5,484 and $5,683, respectively.


                       See notes to financial statements.

                          FACTUAL DATA NORTHWEST, INC.

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Factual Data Northwest, Inc. (the Company) was incorporated in the state of Washington in 1990. The Company was established for the purpose of providing information services to financial lending institutions primarily in the mortgage lending industry in the Seattle area under the Factual Data trade name through a license agreement.

CASH AND CASH EQUIVALENTS

For the purpose of the statement of cash flows, the Company considers highly liquid short-term instruments purchased with an original maturity of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE

In the normal course of business, the Company extends unsecured credit to virtually all of its customers for information services. The Company's customers are located in the Northwestern United States.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight line method based on the estimated useful lives of the assets which is currently five years for all of the Company's fixed assets.

ADVERTISING COSTS

All advertising costs are expensed as incurred.

INTANGIBLE ASSETS

Intangible assets are stated at cost and consist of franchise fees. The fees are amortized using the straight line method over ten to fifteen years.

INCOME TAXES

The Company has elected to be taxed under Subchapter S of the Internal Revenue Code. Under these provisions, the Company is not subject to income taxes as a separate entity. Income or loss of the Company is required to be included in the income tax returns of the shareholders.

                          FACTUAL DATA NORTHWEST, INC.

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES (CONTINUED)

Included in the statement of operations are pro forma income tax adjustments computed using the statutory rates in effect, which represent the federal and state tax provisions that would have been required had the Company been taxed as a C-corporation. The Company's effective statutory rate based on pretax income was 34% for both the years ended December 31, 1997 and 1996 and the unaudited six months ended June 30, 1998 and 1997.

BASIC EARNINGS (LOSS) PER COMMON SHARE

The Company computes earnings (loss) per share in accordance with Statement of Financial Accounting Standards No. 128. The Company has presented only basic earnings (loss) per share as the Company has no dilutive potential common shares. Basic earnings (loss) per share has been computed based on the weighted average number of shares outstanding.

VALUATION OF LONG-LIVED ASSETS

The Company assesses valuation of long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of. The Company periodically evaluates the carrying value of long-lived assets to be held and used, including goodwill and other intangible assets, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of financial instruments including cash and cash equivalents, receivables, accounts payable, accrued expenses, royalty interests and advances from stockholders approximate their fair values as of December 31, 1997 and June 30, 1998 (unaudited) because of the relatively short maturity of these instruments.
                                      F - 7

                          FACTUAL DATA NORTHWEST, INC.

                          NOTES TO FINANCIAL STATEMENTS


NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:
                                             December 31,      June 30,
                                                1997             1998
                                             ------------      ---------

    Furniture and fixtures                     $   5,091       $   5,091
    Computer equipment and software              269,813         276,297
                                               ---------       ---------
                                                 274,904         281,388
       Less accumulated depreciation            (231,681)       (243,743)
                                               ---------       ---------

                                               $  43,223       $  37,645
                                               =========       =========


NOTE 3 - INTANGIBLE ASSETS

Intangible assets consist of the following:
                                             December 31,      June 30,
                                                1997             1998
                                             ------------     ----------


    EMPfacts(TM)license                           $  8,500        $  8,500
    Franchise costs                                 92,584          92,584
                                                  --------        --------
                                                   101,084         101,084
       Less accumulated amortization               (61,595)        (66,509)
                                                  --------        --------

                                                  $ 39,489        $ 34,575
                                                  ========        ========


NOTE 4 - ADVANCES FROM STOCKHOLDERS

The notes to stockholders represent the stockholder's personal funds advanced to the Company to be used for working capital as needed. The notes are unsecured and bear interest at 11%. Interest only payments are due monthly and the notes are payable on demand. The balance of the advances was $104,265 at December 31, 1997 and June 30, 1998 (unaudited).

                          FACTUAL DATA NORTHWEST, INC.

                          NOTES TO FINANCIAL STATEMENTS


NOTE 5 - ROYALTY INTERESTS

Royalty interests reflect funds advanced by individuals, including shareholders of the Company which were used by the Company for working capital purposes. Such royalty interests in total accrue royalties in perpetuity at 2.5% of gross cash collections on a quarterly basis, which are then pro rated to each individual holder's percentage interest of the total. The royalty interests are also paid 5% of gross cash collections on a quarterly basis also pro rated to each individual holder's percentage interest of the total, until the investors original investment is repaid. The total 7.5% payments required on gross cash collections are payable one month following the quarter to which they relate. In the event that all or substantially all of the assets of the Company are sold, the royalty interest holders are entitled to 2 1/2% of cash collections over the preceeding twelve months multiplied by a factor of five and prorated to each individual investors share of the total percentage.


NOTE 6 - COMMITMENTS

The Company has a lease for its office space. The lease expires June 30, 1999 and the Company is currently paying $2,088 per month.

Future minimum rental payments under the lease commitment are as follows:

    FISCAL YEAR

      1998                                      $ 25,056
      1999                                        12,528
                                                --------

                                                $ 37,584
                                                ========

                    UNAUDITED PRO FORMA COMBINED STATEMENTS OF
                       INCOME (LOSS) AND UNAUDITED PRO FORMA
                              COMBINED BALANCE SHEET



The following unaudited pro forma combined statements of income (loss) for the year ended December 31, 1997 and the six month period ended June 30, 1998 and the unaudited pro forma combined balance sheet as of June 30, 1998 give effect to the business combination of Factual Data Corp. and Heritage Credit Reporting, Inc., American Credit Connection, Inc., and Factual Data Northwest effective January 1, 1997, including the related pro forma adjustments described in the notes thereto. The transactions between Factual Data Corp. and Heritage Credit Reporting, Inc., American Credit Connection, Inc., and Factual Data Northwest, Inc. have been accounted for as a combination of companies under the purchase method. The unaudited pro forma statements of income (loss) have been prepared as if the proposed transactions occurred on January 1, 1997. The unaudited pro forma balance sheet has been prepared as if the proposed transactions occurred June 30, 1998. These pro forma statements are not necessarily indicative of the results of operations or the financial positions as they may be in the future or as they might have been had the transaction become effective on the above mentioned date.

The unaudited pro forma combined statement of income (loss) for the year ended December 31, 1997 and the six month period ended June 30, 1998 includes the results of operation of Factual Data Corp. and Heritage Credit Reporting, Inc., American Credit Connection, Inc., and Factual Data Northwest, Inc.

The unaudited pro forma combined statements of operations and the unaudited pro forma combined balance sheets should be read in conjunction with the separate historical financial statements and notes thereto of Factual Data Corp. and Heritage Credit Reporting, Inc., American Credit Connection, Inc., and Factual Data Northwest, Inc.

            Notes to Unaudited Pro Forma Combined Financial Statements


The following adjustments are related to the business combinations between Factual Data Corp. (FDC) and Heritage Credit Reporting, Inc. (Heritage), American Credit Connection, Inc. (ACC), and Factual Data Northwest, Inc. (FDNW).

     1. Records the acquisitions of Heritage, ACC and FDCNW property and equipment, lease deposits, non-compete agreements and customer lists for $3,244,758. To finance the acquisitions, FDC issued 20,230 shares of restricted common stock at $175,000 and paid $840,281 in cash at closing. The Company also agreed to forgive a note receivable in the amount of $68,239 on the Heritage acquisition and issued notes payable for $2,161,238 with interest ranging from 0% to 8% to fund the remainder of the purchase price. The purchase price has been allocated as follows:

   Asset Category                           Valuation

Property and equipment                      $  200,000
Non-compete agreements                       2,621,903
Customer lists                                 410,000
Lease deposits                                  12,855
                                             ---------

                                            $3,244,758
                                             =========

     2. To eliminate assets, liabilities and stock not acquired by FDC in the acquisitions.

     3. To eliminate expenses which will not be incurred following the business combinations:

                                                       Six Months
                                       Year Ended        Ended
                                      December 31,      June 30,
                                          1997            1998
                                      ------------     ------------

Officer salaries*                     $     156,890   $  72,489
Depreciation and amortization         $      89,618   $  46,628
                                            -------     -------

                                      $     246,508   $ 119,117
                                            =======     =======

   *   Removes previous salaries in which officers signed employment agreements

4. To eliminate royalty expenses and fees and related system affiliate revenues.

5. To record interest expense at 8% of debt incurred on the acquisitions.

6. To record depreciation and amortization on fixed assets and intangibles acquired. Fixed assets are depreciated over a five year life, non-compete agreements over the life of the agreements and customer lists over fifteen years.

7. To record salary expense based upon employment agreements which were signed in conjunction with the acquisitions. One of the employment agreements provides for compensation on a commission basis, and accordingly no pro forma adjustment was provided to adjust historical salary expense.

8. Proforma income tax adjustment at the statutory rate of 34%.

                   Unaudited Pro Forma Combined Balance Sheet

                                                                                        June 30, 1998

                                                              Factual
                                                             Data Corp.      Heritage         ACC            FDNW          Total
                                                             ----------      --------      ----------     ---------       ----------

Current assets
  Cash and cash equivalents ............................     $3,360,149     $  189,919     $   46,424     $   33,241      $3,629,733

  Short-term investments ...............................      3,510,847           --             --             --         3,510,847
  Accounts receivable, net .............................      1,282,065        536,334        266,869         67,971       2,153,239
  Notes receivable .....................................        128,616           --             --             --           128,616
  Prepaid expense and other ............................         92,454            270          1,405           --            94,129
  Deferred tax asset ...................................         64,577           --             --             --            64,577
                                                            -----------       --------       --------       --------       ---------
   Total current assets ................................      8,438,708        726,523        314,698        101,212       9,581,141
                                                            -----------       --------       --------       --------       ---------

Property and equipment, net ............................      1,519,481         81,363         28,085         37,645       1,666,574
Intangible assets ......................................        517,481         47,561          3,146         35,733         603,921
                                                            -----------       --------       --------       --------       ---------
                                                            $10,475,670       $855,447       $345,929       $174,590     $11,851,636
                                                            ===========       ========       ========       ========     ===========


     Liabilities and Shareholders' Equity

Current liabilities
  Line-of-credit .......................................     $     --       $     --       $   30,000     $     --        $   30,000
  Notes payable ........................................         21,600           --             --            6,893          28,493
  Current portion of long-term debt ....................        231,466         70,470           --             --           301,936
  Shareholder loans ....................................           --           35,542           --          104,265         139,807
  Accounts payable .....................................      1,293,813        193,783         84,497         27,819       1,599,912
  Accrued payroll and expenses .........................         94,953         89,964         21,229         14,625         220,771
  Income taxes payable .................................        412,093           --           33,699           --           445,792
                                                              ---------        -------        -------        ------        ---------
   Total current liabilities ...........................      2,053,925        389,759        169,425        153,602       2,766,711
                                                              ---------        -------        -------        -------       ---------

Long-term debt .........................................        396,236           --             --             --           396,236
Deferred income taxes ..................................        243,215           --             --             --           243,215

Shareholders' equity
  Common stock .........................................      6,387,279         25,000            563         75,000       6,487,842
  Retained earnings (deficit) ..........................      1,395,015        440,688        175,941        (54,012)      1,957,632
                                                              ---------        -------        -------        -------       ---------
   Total shareholders' equity ..........................      7,782,294        465,688        176,504         20,988       8,445,474
                                                            -----------       --------       --------       --------     -----------
                                                            $10,475,670       $855,447       $345,929       $174,590     $11,851,636
                                                            ===========       ========       ========       ========     ===========

                   Unaudited Pro Forma Combined Balance Sheet
                                  June 30, 1998



                                                       Pro Forma Adjustments
                                                    ---------------------------          Pro Forma
                                                      Debit            Credit            Combined
                                                    ---------        ----------          ---------

Current assets
  Cash and cash equivalents ...................     $      --        $   269,584(2)     $ 2,519,868

                                                                         840,281(1)
  Short-term investments ......................            --               --            3,510,847
  Accounts receivable, net ....................            --            871,174(2)       1,282,065
  Notes receivable ............................            --             68,239(1)          60,377
  Prepaid expense and other ...................            --              1,675(2)          92,454
  Deferred tax asset ..........................            --               --               64,577
                                                      ---------        ---------         ----------
   Total current assets .......................            --          2,050,953          7,530,188
                                                      ---------        ---------         ----------

Property and equipment, net ...................         200,000(1)       147,093(2)       1,719,481
Intangible assets .............................       3,044,758(1)        86,440(2)       3,562,239
                                                      ---------        ---------         ----------

                                                     $3,244,758       $2,284,486        $12,811,908
                                                      =========        =========         ==========



     Liabilities and Shareholders' Equity

Current liabilities
  Line-of-credit ..............................      $   30,000(2)     $      --        $       --
  Notes payable ...............................           6,893(2)            --             21,600
  Current portion of long-term debt ...........          70,470(2)       575,710(1)         807,176
  Shareholder loans ...........................         139,807(2)            --                --
  Accounts payable ............................         306,099(2)            --          1,293,813
  Accrued payroll and expenses ................         125,818(2)            --             94,953
  Income taxes payable ........................          33,699(2)            --            412,093
                                                      ---------        ---------          ---------
   Total current liabilities ..................         712,786          575,710          2,629,635
                                                      ---------        ---------          ---------

Long-term debt ................................            --          1,585,528(1)       1,981,764
Deferred income taxes .........................            --                 --            243,215

Shareholders' equity
  Common stock ................................         100,563(2)       175,000(1)       6,562,279
  Retained earnings (deficit) .................         562,617(2)            --          1,395,015
                                                      ---------        ---------          ---------
   Total shareholders' equity .................         663,180          175,000          7,957,294
                                                      ---------        ---------          ---------
                                                     $1,375,966       $2,336,238        $12,811,908
                                                     ==========       ==========        ===========

             Unaudited Pro Forma Combined Statement of Income (Loss)
                  For the Six Month Period Ended June 30, 1998


                                             Factual
                                            Data Corp.       Heritage          ACC            FDNW              Total
                                           ----------        --------       ----------      ---------         ----------

Revenue
  System affiliates .................     $ 1,926,933      $      --        $      --        $      --        $ 1,926,933
  Information services ..............       1,044,054        2,050,888          874,922          359,051        4,328,915
   Training, license and other ......           1,005             --               --               --              1,005
                                            ---------        ---------          -------          -------        ---------
   Total revenue ....................       2,971,992        2,050,888          874,922          359,051        6,256,853
                                            ---------        ---------          -------          -------        ---------

Operating expenses
  Costs of services provided ........         984,227        1,080,420          387,786          200,845        2,653,278

  Selling, general and administrative         810,991          638,124          385,915          136,460        1,971,490
                                            ---------        ---------          -------          -------        ---------
   Total operating expenses .........       1,795,218        1,718,544          773,701          337,305        4,624,768
                                            ---------        ---------          -------          -------        ---------
Income from operations ..............       1,176,774          332,344          101,221           21,746        1,632,085

Other income (expense)
  Other income ......................          58,476            1,933              325               66           60,800
  Interest expense ..................         (44,073)          (1,746)          (2,521)          (5,683)         (54,023)
                                            ---------        ---------          -------          -------        ---------

Income before income taxes ..........       1,191,177          332,531           99,025           16,129        1,638,862
Income tax expense (benefit) ........         440,735          113,060           33,699            5,484          592,978
                                            ---------        ---------          -------          -------        ---------

Net income ..........................     $   750,442      $   219,471      $    65,326      $    10,645      $ 1,045,884
                                            =========        =========          =======          =======        =========

Basic earnings per share.............     $       .35
                                            =========

Weighted average pro forma shares
 outstanding - basic.................       2,130,000
                                            =========

Diluted earnings per share...........     $       .30
                                            =========

Weighted average pro forma shares
 outstanding - diluted...............       2,463,750
                                            =========


             Unaudited Pro Forma Combined Statement of Income (Loss)
                  For the Six Month Period Ended June 30, 1998



                                               Pro Forma Adjustments
                                              ------------------------
                                              Debit             Credit          Combined
                                              -------         ---------         ---------
Revenue
  System affiliates .................     $    89,758(4)     $      --        $ 1,837,175
  Information services ..............            --                 --          4,328,915
   Training, license and other ......            --                 --              1,005
                                              -------           ---------       ---------
   Total revenue ....................          89,758               --          6,167,095

Operating expenses
  Costs of services provided ........            --                89,758(4)    2,563,520
                                              148,522(6)

  Selling, general and administrative         111,500(7)          119,117(3)    2,112,395
                                              -------           ---------       ---------
   Total operating expenses .........         260,022             208,875       4,675,915
                                              -------           ---------       ---------

Income from operations ..............         349,780             208,875       1,491,180

Other income (expense)
  Other income ......................            --                  --            60,800
  Interest expense ..................          86,450(5)             --          (140,473)
                                              -------           ---------       ---------

Income before income taxes ..........         436,230             208,875        1,411,507
Income tax expense (benefit) ........        (148,318)(8)          71,018(8)       515,678
                                              -------           ---------       ----------

Net income ..........................     $   287,912         $   137,857      $   895,829
                                              =======           =========       ==========
Basic earnings per share.............                                          $       .42
                                                                                ==========

Weighted average pro forma shares
 outstanding - basic.................                                            2,150,230
                                                                                ==========
Diluted earnings per share...........                                           $      .36
                                                                                ==========

Weighted average pro forma shares
 outstanding - diluted...............                                            2,483,980(1)

                                                                                ==========


             Unaudited Pro Forma Combined Statement of Income (Loss)
                      For the Year Ended December 31, 1997


                                                                      Factual
                                                                     Data Corp.      Heritage         ACC            FDNW
                                                                     ----------      --------      ----------     ---------


Revenue
  System affiliates ............................................     $ 1,950,668      $      --        $      --        $      --
  Information services .........................................         734,946        3,036,155        1,134,588          526,507
  Proceeds from the sale of company operated territories........         714,365             --               --               --
  Training, license and other ..................................         119,692             --               --               --
                                                                      ----------       ----------       ----------       ----------
   Total revenue ...............................................       3,519,671        3,036,155        1,134,588          526,507
                                                                      ----------       ----------       ----------       ----------

Operating expenses
  Costs of services provided ...................................       1,301,085        1,751,926          483,462          308,069
  Costs of company operated territories ........................         506,101             --               --               --
  Selling, general and administrative ..........................         916,521        1,109,552          685,006          234,449
                                                                      ----------       ----------       ----------       ----------
   Total operating expenses ....................................       2,723,707        2,861,478        1,168,468          542,518
                                                                      ----------       ----------       ----------       ----------

Income (loss) from operations ..................................         795,964          174,677          (33,880)         (16,011)

Other income (expense)
  Other income .................................................          28,806             --              4,933               78
  Interest expense .............................................         (77,497)         (10,085)          (2,482)         (11,031)
                                                                      ----------       ----------       ----------       ----------
Income (loss) before income taxes ..............................         747,273          164,592          (31,429)         (26,964)
Income tax expense (benefit) ...................................         244,339           55,961          (10,686)          (9,168)
                                                                      ----------       ----------       ----------       ----------
Net income (loss) ..............................................     $   502,934      $   108,631      $   (20,743)     $   (17,796)
                                                                      ==========       ==========       ==========       ==========
Basic earnings per share                                             $       .28
                                                                      ==========
Weighted average pro forma shares outstanding ..................       1,800,000
                                                                      ==========
Diluted earnings per share                                                   .28
                                                                      ==========
Weighted average pro forma shares outstanding-diluted...........       1,800,000
                                                                      ==========

             Unaudited Pro Forma Combined Statement of Income (Loss)
                      For the Year Ended December 31, 1997



                                                                        Pro Forma Adjustments
                                                                   -----------------------------      Pro Forma
                                                    Total             Debit             Credit         Combined
                                                  -----------      -----------        ----------     -----------

Revenue
  System affiliates .........................     $ 1,950,668      $    82,925(4)     $    --        $ 1,867,743
  Information services ......................       5,432,196             --               --          5,432,196
  Proceeds from the sale of company operated          714,365             --               --            714,365
   territories
  Training, license and other ...............         119,692             --               --            119,692
                                                    ---------      -----------         ---------       ---------
   Total revenue ............................       8,216,921           82,925             --          8,133,996
                                                    ---------      -----------         ---------       ---------

Operating expenses
  Costs of services provided ................       3,844,542               --           82,925(4)     3,761,617
  Costs of company operated territories .....         506,101               --               --          506,101
                                                                       297,044(6)
  Selling, general and administrative .......       2,945,528          223,000(7)       246,508(3)     3,219,064
                                                    ---------      -----------         ---------       ---------

   Total operating expenses .................       7,296,171          520,044          329,433        7,486,782
                                                    ---------      -----------         ---------       ---------

Income (loss) from operations ...............         920,750          602,969          329,433          647,214

Other income (expense)
  Other income ..............................          33,817             --               --             33,817
  Interest expense ..........................        (101,095)         172,899(5)          --           (273,994)
                                                    ---------      -----------         ---------       ---------
Income (loss) before income taxes ...........         853,472          775,868          329,433          407,037
Income tax expense (benefit) ................         280,446         (263,795)(8)      112,007(8)       128,658
                                                    ---------      -----------         ---------       ---------
Net income (loss) ...........................     $   573,026      $   512,073      $   217,426      $   278,379
                                                    =========      ===========         =========       =========
Basic earnings per share.....................                                                        $       .15
                                                                                                       =========

Weighted average pro forma shares
 outstanding.................................                                                          1,820,230
                                                                                                       =========
Diluted earnings per share...................                                                        $       .15
                                                                                                       =========
Weighted average pro forma shares
 outstanding - diluted.......................                                                          1,820,230(1)
                                                                                                       =========
